FIFTH AMENDMENT AGREEMENT

          This FIFTH AMENDMENT AGREEMENT, dated as of February 3, 2000 (the "Agreement"), is among Specialty Retailers, Inc. (the "Borrower"), Stage Stores, Inc. (the "Parent"), the banks named therein (the "Banks") and Credit Suisse First Boston, as Administrative Agent, Collateral Agent, Swingline Bank and L/C Bank (the "Administrative Agent").


                 PRELIMINARY STATEMENT

          WHEREAS, the Borrower, the Parent, the Banks and the Administrative Agent are parties to the Credit Agreement, dated as of June 17, 1997, as amended through the date hereof (the
"Credit Agreement");

          WHEREAS, the Borrower has requested the amendment of certain provisions set forth in the Credit Agreement;

          WHEREAS, the Banks have agreed to amend the specific provisions set forth herein under the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1.     Defined Terms.  Capitalized terms used
and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          SECTION 2.     Amendments.   The Banks hereby agree to
amend the Credit Agreement as follows:

     (a) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by deleting clause
(vii) and adding the following before the "." at the end thereof:

     ", plus (vii) special charges for restructuring (consisting of store closures, downsizing and inventory valuation reserves) of up to $65,000,000 in the aggregate taken in the fourth quarter of fiscal year 1999 and the first two fiscal quarters of fiscal year 2000 as specified on Schedule 1 to the Fifth Amendment Agreement, dated as of February 3, 2000, plus (viii) executive severance payments pursuant to the current terms of existing employment contracts."

     (b) The definition of "Interest Period" in Section 1.1 of the Credit Agreement is hereby amended by deleting paragraphs (i)
     and (ii) replacing them with:

          "(i) initially, the period commencing on the borrowing or the conversion date as the case may be, with respect to such Eurodollar Loan and ending on the numerically corresponding calendar day in the calendar month that is one month thereafter, as selected by the Borrower in its Notice of Borrowing; Notice of Conversion or Notice of Continuation, as the case may be, given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;"


     (c) The definition of "Margin Percentage" in Section 1.1 of the Credit Agreement is hereby amended by (i) amending Category 6 and adding a new Category 7, each as set forth below



                   Adjusted      Commitment   Eurodol     Base
                   Leverage        Fee Per      lar       Rate
                    Ratio          centage     Margin    Margin

Category 6       <= 5.0 to 1        0.50%       3.0%      2.0%
                and > 4.5 to 1


Category 7         >5.0 to 1        0.50%       3.25%     2.25%


and (ii) by replacing the words "Category 5" at the end of clause
(ii) in the first proviso with the words "Category 7".

     (d)  The definition of "Retained Equity Proceeds" in Section
1.1 of the Credit Agreement is hereby amended by replacing
"January 31, 2000" with "and thereafter" in the second sentence.

     (e) Section 2.6(c) of the Credit Agreement is hereby amended by replacing "Base Rate Margin Percentage for Category 5" with "the Base Rate and the highest Base Rate Margin Percentage applicable".

     (f) Section 2.12(a) of the Credit Agreement is hereby amended by deleting the following parenthetical phrase contained therein: "(other than an Asset Sale permitted under Section
6.13)".

     (g)  The second sentence of Section 2.12(e) of the Credit
Agreement is hereby amended by replacing "January 31, 2000" with "and thereafter".

     (h) Section 2.12(f) of the Credit Agreement is hereby amended by deleting the second proviso and replacing it with the following:

          "; provided further, that from the effective date of the Fifth Amendment Agreement, dated as of February 3, 2000, through July 31, 2000, for the twelve month period ending July 31, 2000, the Borrower shall prepay, repay or not borrow the Revolving Loans and Swingline Loans so as to cause the aggregate outstanding principal amount of Revolving Loans and Swingline Loans not to exceed $80,000,000 during a period of not less than thirty consecutive days during such period".

     (i) The Credit Agreement is hereby amended by adding the following new Section 5.1(l):

          "(l) Weekly Cash Flow Reports. Within 3 business days after the close of each calendar week, a cash flow report for the preceding week and a cash flow projection for not less than the next five weeks thereafter, in each case in form, substance and detail reasonably satisfactory to the Required Banks."

     (j) Section 6.1(a) (i) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:


          Date                                         Ratio

          "From February 3, 2001 and thereafter        4.5:1"


     (k) Section 6.1(a) (ii) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:


          Date                                         Ratio

          "From February 3, 2001 and thereafter        4.0:1"


     (l) Section 6.1(b) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:

          Four Fiscal Quarters Ending On               Ratio

          "February 3, 2001                            2.24:1

           From May 5, 2001 and thereafter             2.25:1"


     (m) Section 6.1(c) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:


          Date                                      Ratio

          "From February 3, 2001 and thereafter     1.25:1"


     (n) Section 6.1(d) of the Credit Agreement is hereby amended by deleting the grid set forth therein and replacing it with the following:

          Fiscal Year Ending
          Closest to December 31        Maximum Amount

          "2000                         $15,000,000

           2001                        $20,000,000 plus 2/3 of the
                                       Retained Equity Proceeds
                                       not to exceed $76,000,000

           2002                        $20,000,000 plus 2/3 of the
                                       Retained Equity Proceeds
                                       not to exceed $84,000,000"


     (o) The Credit Agreement is hereby amended by adding the following new Section 6.1(e):

               "(e) Minimum Consolidated EBITDA. The Parent shall not permit the Consolidated EBITDA as determined on a cumulative basis for the periods beginning on January 30, 2000, and ending on the last day of each fiscal quarter ending on a date set forth below (in each case taken as one accounting period), to be less than the amount set forth opposite such date:

                                        Minimum  Consolidated
               Date                           EBITDA

               First Quarter            $8,000,000
               Second Quarter           $20,000,000
               Third Quarter            $36,000,000"

     (p) The Credit Agreement is hereby amended by adding the following new Section 6.17:

               "6.17 Receivables Program. The Borrower shall not take any action to diminish the equity value of the Receivables Subsidiary other than to pay dividends in the ordinary course of business consistent with past practice and will continue to operate the Receivables Subsidiary in the ordinary course of business consistent with past practice."

          SECTION 3. Interest Rate Payable. Anything to the contrary contained in the Credit Agreement notwithstanding, interest shall be payable monthly on the last Business Day of each month, provided, however, that if the Borrower is in full compliance with all covenants in the Credit Agreement at the end of the fourth quarter of fiscal year 2000, then interest shall be payable quarterly on the last Business Day of each quarter thereafter.

          SECTION 4.     Waiver of Default.  Upon the
effectiveness of this Agreement, any Default or Event of Default existing under Section 6.1 (a), (b) or (c) of the Credit
Agreement for the fiscal year ended January 29, 2000 is hereby waived by the Banks.

          SECTION 5. Representations and Warranties; No Defaults. Each Loan Party hereby represents and warrants that after giving effect to the amendments set forth in Section 2 of this Agreement and the waiver set forth in Section 4 of this Agreement, (a) the representations and warranties contained in the Credit Agreement and Loan Documents are correct on the effective date of this Agreement, and (b) no Default or Event of Default has occurred or is continuing on the date hereof and on the effective date of this Agreement.

          SECTION 6. Counterparts. This Agreement (a) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and (c) does not allow any other or further departure from the terms of the Credit Agreement or the Loan Documents, which terms shall continue in full force and effect.

          SECTION 7. Conditions to Effectiveness. This Agree ment shall become effective as of the date hereof when (a) copies hereof, when taken together, bearing the signatures of each of the Loan Parties and the Required Banks have been received by the Administrative Agent, (b) an amendment fee of 0.50% of the Commitments of the Banks (the "Executing Banks") who have returned executed signature pages of this Agreement to the Administrative Agent by 6:00 p.m. New York City time on Wednesday, February 2, 2000 has been received from the Borrower by the Administrative Agent, (c) an administrative fee of $100,000 has been received from the Borrower by the Administrative Agent, (d) the fees of Skadden, Arps, Slate, Meagher & Flom, LLP, and Arthur Andersen LLP incurred in connec tion with this Agreement have been paid in full, and each has been paid a retainer of $100,000 for future services to be rendered in connection with the Credit Agreement, and (e) Alco Capital shall have been paid a retainer of $50,000 for future services to be rendered in connection with the Credit Agreement.

          SECTION 8. Corporate Aircraft. Within 120 days of the effective date of this Agreement, the Borrower shall sell its Hawker 400 for a fair value price, provided, however, that the Borrower shall not be obligated to sell the Hawker 400 unless the fair value price exceeds the Borrower's obligations under its lease with General Electric Capital Corporation. The net consideration received from the sale of the Hawker 400 will be used by the Borrower to pay down the Revolving Loans and will permanently reduce the Total Revolving Loan Commitment.

          SECTION 9. Acknowledgments, Releases and Defenses. Each Loan Party hereby (i) acknowledges and confirms that the Administrative Agent and the Banks have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents and the instruments and agreements referred to therein; (ii) releases the Administrative Agent, the Banks, and the Administrative Agent's and Banks' respective officers, directors, employees, agents, attorneys, affiliates, subsidiaries and representatives from any an all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof;
(iii) acknowledges that it has no offsets or defenses to its obligations under the Credit Agreement and the other Loan Documents; and (iv) ratifies, acknowledges and affirms its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts borrowed
thereunder.   Except as otherwise specified herein, there is no
amendment of any other term, condition or provision of the Credit Agreement all of which are hereby ratified and confirmed by the Borrower and the Parent.

          SECTION 10. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.

                         SPECIALTY RETAILERS, INC.


                         By: /s/ Charles M. Sledge
                         Name: Charles M. Sledge
                         Title: SVP, Finance & Treasurer



                         STAGE STORES, INC.


                         By: /s/ Charles M. Sledge
                         Name: Charles M. Sledge
                         Title: SVP, Finance & Treasurer



                         CREDIT SUISSE FIRST BOSTON,
                         as Administrative Agent, Collateral Agent,
                         Swingline Bank and L/C Bank


                         By: /s/ Jan Kofol
                         Name: Jan Kofol
                         Title: Director

                         By: /s/ Didier Siffer
                         Name: Didier Siffer
                         Title: Vice President



                         BANK UNITED


                         By: /s/ Gordon Kovacs
                         Name: Gordon Kovacs
                         Title: Senior Special Assets Manager


                         BANQUE WORMS CAPITAL CORPORATION


                         By: /s/ F. Gamet
                         Name: F. Garnet
                         Title: Senior Vice President


                         By: /s/ Michele Fleming
                         Name: F. Garnet
                         Title: General Counsel



                         BANQUE PARIBAS HOUSTON AGENCY


                         By: /s/ Albert A. Young Jr.
                         Name: Albert A. Young Jr.
                         Title: Director

                         By: /s/ Amy Kirschner
                         Name: Amy Kirschner
                         Title: Vice President


                         BANK AUSTRIA CREDITANSTALT
                         CORPORATE FINANCE, INC.
                         F.K.A. Creditanstalt Corporate Finance, Inc.

                         By: /s/ A. W. Seidel
                         Name: A. W. Seidel
                         Title: Senior Vice President

                         By: /s/ Jane E. Erdtman
                         Name: Jane E. Erdtman
                         Title: Vice President


                         HIBERNIA NATIONAL BANK


                         By: /s/ Christopher Pitre
                         Name: Christopher Pitre
                         Title: Vice President


                         IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION


                         By: /s/ Renee Faber
                         Name: Renee Faber
                         Title: Assistant Vice President



                         ROYAL BANK OF SCOTLAND


                         By: /s/ Grant Stoddart
                         Name: Grant Stoddart
                         Title: EVP The Americas



                         THE FUJI BANK, LIMITED


                         By: /s/ Hirashi Nagamine
                         Name: Hirashi Nagamine
                         Title: Vice President & Senior Team Leader



                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Richard P. Degrey
                         Name: Richard P. Degrey
                         Title: Vice President



                         FIRST COMMERCIAL BANK


                         By: /s/ Vincent T. C. Chen
                         Name: Vincent T. C. Chen
                         Title: SVP and General Manager



                         KZH CNC LLC


                         By: /s/ Peter Chin
                         Name: Peter Chin
                         Title: Authorized Agent



                         [STEIN, ROE & FARNHAM / KEYPORT LIFE]


                         By: /s/ James R. Fellows
                         Name: James R. Fellows
                         Title:  Vice President